UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 21, 2016

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	001-34789	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	333-202799-01	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.

Item 8.01. Other Events.

On November 28, 2016, the Company and certain funds affiliated with Farallon Capital Management, L.L.C. (the “Selling Stockholders” or the “Farallon Funds”) completed an underwritten public offering of 18,699,017 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), consisting of 17,533,099 shares offered by the Company and 1,165,918 shares offered by the Selling Stockholders. The offering generated net proceeds for the Company and the Selling Stockholders of approximately $569.8 million and $37.9 million, respectively, before expenses. The Company did not receive any proceeds from the sale of the Common Stock by the Selling Stockholders but will pay approximately half of the expenses of the offering with respect to the shares of Common Stock sold by the Selling Stockholders, other than underwriting discounts, which will be borne by the Selling Stockholders.

In connection with the offering, the Company entered into an underwriting agreement, dated November 21, 2016 (the “Underwriting Agreement”), among the Company, the Operating Partnership, the Selling Stockholders and Morgan Stanley & Co. LLC (the “Underwriter”). The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company, the Operating Partnership and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 30 days after November 21, 2016 without first obtaining the written consent of the Underwriter. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2015 (File No. 333-202799), a base prospectus, dated March 16, 2015, included as part of the registration statement, and a prospectus supplement, dated November 21, 2016, filed with the SEC pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock sold in the offering.

On November 28, 2016, the Company used the net proceeds of the offering, after deducting underwriting discounts, but before estimated offering expenses payable by the Company, to acquire an aggregate of 17,250,000 common units of partnership interest in the Operating Partnership (the “Common Units”) from certain entities affiliated with The Blackstone Group L.P. and 283,099 Common Units from the Farallon Funds.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 21, 2016, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., the selling stockholders listed on Schedule B thereto, and Morgan Stanley & Co. LLC.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: November 28, 2016

	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 21, 2016, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., the selling stockholders listed on Schedule B thereto, and Morgan Stanley & Co. LLC.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)